Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal Year 2017 Financial Results

Foster City, CA - September 6, 2017 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty (P&C) insurers, today announced its financial results for the fiscal fourth quarter and fiscal year ended July 31, 2017.

“Revenue and profitability exceeded our guidance for the fourth quarter and fiscal 2017,” said Marcus Ryu, chief executive officer, Guidewire Software. “We look back on a year of significant progress toward our goal of industry leadership, with new core system mandates from major insurers in the United States and Europe, momentum for our data management and digital engagement solutions, acquisitions broadening our platform, and multiple cloud-based deployments of our two core system offerings.”

Ryu continued, “We see P&C insurers of all sizes responding with urgency to changing end market behavior, non-traditional competitors, and new analytical approaches to risk modeling and insurance product design.  We see a wealth of opportunities to invest productively to serve the global industry as it progresses toward a more digital and automated future.”

Fiscal 2017 Financial Highlights

Revenue

•
License and other revenue for fiscal year 2017 was $271.5 million, an increase of 24% from fiscal year 2016. Maintenance revenue was $68.6 million, an increase of 15% and services revenue was $174.2 million, an increase of 20%. Total revenue for fiscal year 2017 was $514.3 million, an increase of 21% from fiscal year 2016.

•	Rolling four-quarter recurring term license and other and maintenance revenue was $327.0 million, an increase of 22% compared to fiscal year 2016.

Profitability

•	GAAP income from operations was $26.6 million for fiscal year 2017, compared with $16.4 million for fiscal year 2016.

•	Non-GAAP income from operations was $110.5 million for fiscal year 2017, compared with $84.9 million for fiscal year 2016.

•
GAAP net income was $21.2 million for fiscal year 2017, compared with $15.0 million for fiscal year 2016. GAAP earnings per diluted share was $0.28 for fiscal year 2017, based on diluted weighted average shares outstanding of 75.3 million, compared to $0.20 earnings per diluted share for fiscal year 2016, based on diluted weighted average shares outstanding of 73.8 million.

•
Non-GAAP net income was $78.8 million for fiscal year 2017, compared to $62.0 million for fiscal year 2016. Non-GAAP earnings per diluted share was $1.05 for fiscal year 2017, based on diluted weighted average shares outstanding of 75.3 million, compared to $0.84 earnings per diluted share for fiscal year 2016, based on diluted weighted average shares outstanding of 73.8 million.

Fourth Quarter Fiscal Year 2017 Financial Highlights

Revenue

•
License and other revenue for the fourth quarter of fiscal 2017 was $109.7 million, an increase of 24% from the fourth quarter of fiscal 2016. Maintenance revenue was $18.7 million, an increase of 10% and services revenue was $52.7 million, an increase of 47%. Total revenue was $181.1 million, an increase of 28% from the same quarter in fiscal 2016.

Profitability

•	GAAP income from operations was $41.0 million for the fourth quarter of fiscal 2017, compared with $23.5 million in the comparable period in fiscal 2016.

•	Non-GAAP income from operations was $64.0 million for the fourth quarter of fiscal 2017, compared with $42.7 million in the comparable period in fiscal 2016.

•
GAAP net income was $26.9 million for the fourth quarter of fiscal 2017, compared with $16.1 million for the comparable period in fiscal 2016. GAAP earnings per diluted share was $0.36 for the fourth quarter of fiscal 2017, based on diluted weighted average shares outstanding of 75.8 million, compared with $0.22 earnings per diluted share for the comparable period in fiscal 2016, based on diluted weighted average shares outstanding of 74.2 million.

•
Non-GAAP net income was $44.8 million for the fourth quarter of fiscal 2017, compared with $28.7 million in the comparable period in fiscal 2016. Non-GAAP earnings per diluted share was $0.59 for the fourth quarter of fiscal 2017, based on diluted weighted average shares outstanding of 75.8 million, compared with $0.39 earnings per diluted share in the comparable period in fiscal 2016, based on diluted weighted average shares outstanding of 74.2 million.

Balance Sheet

•
The Company had $687.8 million in cash, cash equivalents and investments at July 31, 2017, compared to $735.8 million at July 31, 2016. The decrease in cash, cash equivalents and investments was primarily due to $154.1 million cash used for the acquisition of ISCS and $33.5 million used for the acquisition of FirstBest. The Company generated $137.2 million cash flow from operations in fiscal year 2017, compared to cash flow from operations of $99.9 million in fiscal year 2016.

Business Outlook
Guidewire is issuing the following outlook for the first quarter and fiscal year 2018, based on current expectations:

(in $ millions, except per share outlook)	First Quarter Fiscal Year 2018			Full Year Fiscal Year 2018
Revenue	98.0	-	102.0	611.5	-	623.5
License and other revenue	26.0	-	28.0	298.0	-	310.0
Maintenance revenue	17.5	-	18.5	72.0	-	75.0
Services revenue	54.0	-	56.0	235.0	-	245.0
GAAP income/(loss) from operations	(44.0)	-	(40.0)	6.2	-	18.2
Non-GAAP income/(loss) from operations	(20.0)	-	(16.0)	106.0	-	118.0
GAAP net income/(loss)	(28.4)	-	(25.8)	6.7	-	14.6
GAAP net income/(loss) per share	(0.38)	-	(0.34)	0.09	-	0.19
Non-GAAP net income/(loss)	(12.9)	-	(10.2)	74.8	-	83.0
Non-GAAP net income/(loss) per share	(0.17)	-	(0.14)	0.97	-	1.08
Non-GAAP operating income and non-GAAP net income exclude stock-based compensation expense and amortization of intangible assets. The GAAP and non-GAAP estimated annual tax rates used to compute net income and EPS exclude discrete items such as tax benefits related to share-based compensation.

Conference Call Information

What:	Guidewire Software Fourth Quarter Fiscal 2017 Financial Results Conference Call

When:	Wednesday, September 6, 2017

Time:	2:00 p.m. PT (5:00 p.m. ET)

Live Call:	(888) 778-9064, Domestic
(719) 325-4910, International

Replay:	(844) 512-2921, Passcode 4055731, Domestic
(412) 317-6671, Passcode 4055731, International

Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income, Non-GAAP net income per share and Non-GAAP tax provision. These Non-GAAP financial measures exclude stock-based compensation and amortization of intangibles, and the tax effect of these adjustments for Non-GAAP net income and Non-GAAP net income per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software
Guidewire delivers the software that Property and Casualty (P&C) insurers need to adapt and succeed in a time of rapid industry change. We combine three elements - core operations, data and analytics, and digital engagement - into a technology platform that enhances insurers’ ability to engage and empower their customers and employees. More than 300 P&C insurers around the world have selected Guidewire products. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning, and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2017	July 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$263,176	$223,582
Short-term investments	310,027	404,655
Accounts receivable	79,433	62,792
Prepaid expenses and other current assets	26,604	16,643
Total current assets	679,240	707,672
Long-term investments	114,585	107,565
Property and equipment, net	14,376	12,955
Intangible assets, net	71,315	14,204
Deferred tax assets, net	37,430	31,364
Goodwill	141,851	30,080
Other assets	20,104	12,338
TOTAL ASSETS	1,078,901	916,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	13,416	9,929
Accrued employee compensation	48,882	41,267
Deferred revenues, current	91,243	60,270
Other current liabilities	10,075	7,617
Total current liabilities	163,616	119,083
Deferred revenues, noncurrent	19,892	9,745
Other liabilities	2,112	3,415
Total liabilities	185,620	132,243
STOCKHOLDERS’ EQUITY:
Common stock	8	7
Additional paid-in capital	830,014	742,690
Accumulated other comprehensive loss	(5,796)	(6,593)
Retained earnings	69,055	47,831
Total stockholders’ equity	893,281	783,935
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,078,901	$916,178

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2017	2016	2017	2016
Revenues:
License and other	$109,695	$88,239	$271,462	$219,751
Maintenance	18,671	16,986	68,643	59,931
Services	52,734	35,952	174,179	144,764
Total revenues	181,100	141,177	514,284	424,446
Cost of revenues: (1)
License and other	6,627	2,306	17,046	7,184
Maintenance	3,513	3,402	13,397	11,547
Services	47,121	37,048	161,116	133,103
Total cost of revenues	57,261	42,756	191,559	151,834
Gross profit: (1)
License and other	103,068	85,933	254,416	212,567
Maintenance	15,158	13,584	55,246	48,384
Services	5,613	(1,096)	13,063	11,661
Total gross profit	123,839	98,421	322,725	272,612
Operating expenses: (1)
Research and development	35,458	32,142	130,323	112,496
Sales and marketing	31,431	27,905	109,239	92,765
General and administrative	15,902	14,899	56,551	50,914
Total operating expenses	82,791	74,946	296,113	256,175
Income from operations	41,048	23,475	26,612	16,437
Interest income, net	1,574	1,185	5,854	4,850
Other income (expense), net	1,146	(344)	811	(505)
Income before provision for income taxes	43,768	24,316	33,277	20,782
Provision for income taxes	16,841	8,219	12,053	5,806
Net income	$26,927	$16,097	$21,224	$14,976
Earnings per share:
Basic	$0.36	$0.22	$0.29	$0.21
Diluted	$0.36	$0.22	$0.28	$0.20
Shares used in computing earnings per share:
Basic	74,776,333	72,792,357	73,994,577	72,026,694
Diluted	75,769,530	74,202,966	75,328,343	73,765,960

(1)	Amounts include stock-based compensation expense, see table below.

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2017	2016	2017	2016
	(unaudited, in thousands)
Stock-based compensation expenses:
Cost of license and other revenue	$142	$134	$373	$433
Cost of maintenance revenues	429	384	1,694	1,491
Cost of services revenues	4,652	4,392	18,622	17,878
Research and development	4,498	4,083	18,123	15,555
Sales and marketing	4,166	4,442	16,663	15,090
General and administrative	4,246	4,811	16,319	15,684
Total stock-based compensation expenses	$18,133	$18,246	$71,794	$66,131

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,927	$16,097	$21,224	$14,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,517	3,007	18,725	8,842
Stock-based compensation	18,133	18,246	71,794	66,131
Excess tax benefit from exercise of stock options and vesting of restricted stock units ("RSUs")	(10,029)	(6,536)	(9,067)	(7,102)
Deferred taxes	5,552	199	(1,227)	(4,568)
Amortization of premium on available-for-sale securities	239	611	1,413	3,283
Other non-cash items affecting net income	22	187	49	(767)
Changes in operating assets and liabilities:
Accounts receivable	15,995	(1,643)	(9,750)	(75)
Prepaid expenses and other assets	(2,291)	(2,691)	(9,463)	(7,668)
Accounts payable	765	1,294	1,311	603
Accrued employee compensation	10,727	12,209	7,138	4,114
Other liabilities	9,296	6,549	8,211	5,993
Deferred revenues	3,770	1,730	36,802	16,138
Net cash provided by operating activities	85,623	49,259	137,160	99,900
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(118,274)	(159,543)	(462,035)	(652,017)
Sales and maturities of available-for-sale securities	104,800	123,108	547,630	597,405
Purchase of property and equipment	(2,650)	(1,868)	(5,886)	(7,111)
Capitalized software development costs	(410)	—	(784)	—
Strategic investment	—	—	(4,677)	—
Acquisitions of business, net of cash acquired	—	—	(187,590)	(39,530)
Net cash used in investing activities	(16,534)	(38,303)	(113,342)	(101,253)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	2,144	2,419	5,563	7,840
Taxes remitted on RSU awards vested	—	—	—	(1,488)
Excess tax benefit from exercise of stock options and vesting of RSUs	10,029	6,536	9,067	7,102
Net cash provided by financing activities	12,173	8,955	14,630	13,454
Effect of foreign exchange rate changes on cash and cash equivalents	1,748	(934)	1,146	(881)
Net Increase in Cash and Cash Equivalents	83,010	18,977	39,594	11,220
Cash and Cash Equivalents — Beginning of period	180,166	204,605	223,582	212,362
Cash and Cash Equivalents—End of period	$263,176	$223,582	$263,176	$223,582

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2017	2016	2017	2016
Income from operations reconciliation:
GAAP income from operations	$41,048	$23,475	$26,612	$16,437
Non-GAAP adjustments:
Stock-based compensation (1)	18,133	18,246	71,794	66,131
Amortization of intangibles (1)	4,776	1,001	12,089	2,295
Non-GAAP income from operations	$63,957	$42,722	$110,495	$84,863

Net income reconciliation:
GAAP net income	$26,927	$16,097	$21,224	$14,976
Non-GAAP adjustments:
Stock-based compensation (1)	18,133	18,246	71,794	66,131
Amortization of intangibles (1)	4,776	1,001	12,089	2,295
Tax effect on non-GAAP adjustments (2)	(5,080)	(6,649)	(26,323)	(21,444)
Non-GAAP net income	$44,756	$28,695	$78,784	$61,958

Tax provision (benefits) reconciliation:
GAAP tax provision	$16,841	$8,219	$12,053	$5,806
Non-GAAP adjustments:
Stock-based compensation	5,973	5,420	23,145	20,743
Amortization of intangibles	1,573	306	3,913	720
ISO deduction	55	52	166	244
Tax effect on GAAP profit before taxes due to different tax rates between GAAP and non-GAAP	(2,521)	871	(901)	(263)
Non-GAAP tax provision	$21,921	$14,868	$38,376	$27,250

Earnings per share reconciliation:
GAAP earnings per share - Diluted	$0.36	$0.22	$0.28	$0.20
Amortization of intangibles acquired in business combinations	0.06	0.01	0.16	0.03
Stock-based compensation	0.24	0.25	0.96	0.90
Less: tax benefit of non GAAP items	(0.07)	(0.09)	(0.35)	(0.29)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (3)	—	—	—	—
Non-GAAP earnings per share - Diluted	$0.59	$0.39	$1.05	$0.84

Shares used in computing non-GAAP per share amounts:
Weighted average shares - Diluted	75,769,530	74,202,966	75,328,343	73,765,960
Non-GAAP dilutive shares excluded from GAAP EPS calculation (3)	—	—	—	—
Pro forma weighted average shares - Diluted	75,769,530	74,202,966	75,328,343	73,765,960
(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(2) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

(3) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP outlook for the periods indicated below. The GAAP and non-GAAP estimated annual tax rates used to compute net income and EPS exclude discrete items such as tax benefits related to share-based compensation.

(Dollar in millions)	First Quarter Fiscal Year 2018			Full Year Fiscal Year 2018
Outlook reconciliation: GAAP and non-GAAP income/(loss) from operations
GAAP income/(loss) from operations	(44.0)	-	(40.0)	6.2	-	18.2
Non-GAAP adjustments:
Stock-based compensation	18.8	-	19.8	79.2	-	82.2
Amortization of intangibles	4.5	-	5.0	18.6	-	19.6
Non-GAAP income/(loss) from operations	(20.0)	-	(16.0)	106.0	-	118.0

Outlook reconciliation: GAAP and non-GAAP net income/(loss)
GAAP net income/(loss)	(28.4)	-	(25.8)	6.7	-	14.6
Non-GAAP adjustments:
Stock-based compensation	18.8	-	19.8	79.2	-	82.2
Amortization of intangibles	4.5	-	5.0	18.6	-	19.6
Non-GAAP tax impact	(8.6)	-	(8.5)	(31.7)	-	(31.5)
Non-GAAP net income/(loss)	(12.9)	-	(10.2)	74.8	-	83.0